                                         Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933
                            _______________________

                           PHOTOELECTRON CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

        Massachusetts                                          04-3035323
(State or Other Jurisdiction                                (I.R.S. Employer
 of Incorporation or Organization)                        Identification No.)

                                 5 Forbes Road
                        Lexington, Massachusetts 02421
         (Address of Principal Executive Offices, Including Zip Code)
                            _______________________

                          1996 EQUITY INCENTIVE PLAN
                           (Full Title of the Plans)
                            _______________________

                                Euan S. Thomson
                     President and Chief Executive Officer
                           PHOTOELECTRON CORPORATION
                                 5 Forbes Road
                        Lexington, Massachusetts 02421
                                (617) 861-2069
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
                            _______________________

                                   Copy to:
                           Timothy B. Bancroft, Esq.
                            Goulston & Storrs, P.C.
                              400 Atlantic Avenue
                         Boston, Massachusetts 02110
                                (617) 482-1776
                            _______________________



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                                      -1-

                        CALCULATION OF REGISTRATION FEE

   ===================================================================================================
   Title of Securities     Amount to be   Proposed Maximum     Proposed Maximum       Amount of
    to be Registered        Registered   Offering Price Per   Aggregate Offering   Registration Fee
                                              Share (1)            Price (1)
   ---------------------------------------------------------------------------------------------------
   Common Stock,             775,000          $4.6875            $3,632,813            $959.06
   par value $.01 per
   share
   ===================================================================================================

(1) Estimated pursuant to Rule 457(h) and (c) solely for the purpose of calculating the amount of registration fee based on the average high and low prices reported on the American Stock Exchange on June 21, 2000.

This registration statement on Form S-8 registers additional securities of the registrant of the same class as other securities for which a registration statement on Form S-8 relating to an employee benefit plan of the registrant is effective. Pursuant to General Instruction E to Form S-8, only the information required to register additional shares is provided in this registration statement.

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents are incorporated in this registration statement by reference :

         (a) The registrant's registration statement on Form S-8, No. 333-32957, relating to the registrant's 1989 Stock Option Plan, Employee Stock Purchase Plan and 1996 Equity Incentive Plan.
         (b) The registrant's annual report on Form 10-K for the fiscal year ended January 1, 2000.
         (c)   The registrant's current report on Form 8-K dated June 20, 2000.
         (d) The description of the registrant's common stock in its registration statement on Form 8-A dated November 29, 1999.

         In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts on this 26th day of June, 2000.

                           PHOTOELECTRON CORPORATION


                           By:  Euan S. Thomson
                              ----------------------
                               Euan S. Thomson
                               President and Chief
                               Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Euan S. Thomson and Gerald J. Bojas, and each of them, his true and lawful proxies, attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement, together with all exhibits thereto, (ii) act, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them and his and their substitute or substitutes, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                              Date
---------                     -----                              ----

Euan S. Thomson               President and Chief            June 26, 2000
----------------------        Executive Officer
Euan S. Thomson               (Principal Executive Officer)



Gerald J. Bojas               Chief Financial Officer        June 26, 2000
----------------------        (Principal Financial
Gerald J. Bojas               Officer and Principal
                              Accounting Officer)



Peter M. Nomikos              Chairman of the Board          June 26, 2000
----------------------        of Directors
Peter M. Nomikos


George N. Hatsopoulos         Director                       June 26, 2000
----------------------
George N. Hatsopoulos


Roger D. Wellington           Director                       June 26, 2000
----------------------
Roger D. Wellington

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number                   Description
------                   -----------

4.1 Photoelectron Corporation 1996 Equity Incentive Plan (as amended May 27, 1998 and May 17, 2000)

5.1      Opinion of Goulston & Storrs, P.C.

23.1     Consent of Arthur Andersen LLP

23.2 Consent of Goulston & Storrs, P.C. (included in opinion filed as Exhibit 5)